EXHIBIT 10.18

THE SAVINGS BANK OF UTICA

BOARD OF TRUSTEES DEFERRED COMPENSATION PLAN

As Amended and Restated Effective January 1, 1999

Amendment Number Two

The Savings Bank of Utica Board of Trustees Deferred Compensation Plan As Amended and Restated Effective January 1, 1999 (the “Plan”) is hereby amended effective February 14, 2002 in accordance with the following:

1.	The name of the Plan on the Cover Page, “The Savings Bank of Utica Board of Trustees Deferred Compensation Plan” on the Cover Page shall be amended to read as “The SBU Bank Board of Directors Deferred Compensation Plan”.

2.	Section 1.1 shall be amended by adding the new sentence at the end thereof:

Effective as of February 14, 2002, The Plan shall be known as the SBU BANK BOARD OF DIRECTORS DEFERRED COMPENSATION PLAN.

3.	Section 2.8 of the Plan shall be amended by adding the following new sentence at the end thereof:

Commencing February 14, 2002, Employer shall mean SBU Bank, and any affiliate thereof.

4.	Section 2.11 of the Plan shall be amended by adding the following new sentence at the end thereof:

Commencing February 14, 2002, Plan shall mean the SBU Bank Board of Directors Deferred Compensation Plan, as amended and restated effective January 1, 1999, as herein set forth, and as it may be amended from time to time.

IN WITNESS WHEREOF, this Amendment Number Two has been executed by the duly authorized officers of SBU Bank as of the 28th day of May, 2002.

Dated: 5/28, 2002.

ATTEST:	SBU BANK

/s/ Steven A. Covert	By:	/s/ John A. Zawadzki
Secretary	Title:	CEO/President